Exhibit 13.2

Certification of the Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Regencell Bioscience Holdings Limited (the “Company”) on Form 20-F for the fiscal year ended June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michelle Chan, financial controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 25, 2024

By:	/s/ Michelle Chan
Name:	Michelle Chan
Title:	Financial Controller (Principal Financial Officer)